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MONRO MUFFLER BRAKE, INC.                                             Exhibit 11
STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

         Earnings per share for each period was computed by dividing net income for such period by the weighted average number of shares of Common Stock and common stock equivalents outstanding during such period.
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                                                            QUARTER ENDED                    SIX MONTHS ENDED
                                                              SEPTEMBER 30,                    SEPTEMBER 30,

                                                        2000              1999              2000            1999
                                                      -------           -------           -------          -------

                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
DILUTED

EARNINGS

Net Income                                            $ 3,472           $ 3,213           $ 6,919          $ 5,906
                                                      =======           =======           =======          =======

SHARES

Weighted average number of common shares                8,323             8,322             8,322            8,322

Treasury Stock                                           (126)                               (122)

Assuming conversion of Class C Convertible
     Preferred Stock                                      636               636               636              636

Dilutive effect of outstanding options                     96                17                70               18
                                                      -------           -------           -------          -------

Total common and common equivalent shares               8,930             8,975             8,906            8,976
                                                      =======           =======           =======          =======


DILUTED EARNINGS PER SHARE                            $   .39           $   .36           $   .78          $   .66
                                                      =======           =======           =======          =======


BASIC

EARNINGS

Net Income                                            $ 3,472           $ 3,213           $ 6,919          $ 5,906
                                                      =======           =======           =======          =======

SHARES

Weighted average number of common shares                8,197             8,322             8,200            8,322
                                                      =======           =======           =======          =======

BASIC EARNINGS PER SHARE                              $   .42           $   .39           $   .84          $   .71
                                                      =======           =======           =======          =======

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